UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

GSI COMMERCE, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

935 First Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-491-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On January 28, 2009, GSI Commerce, Inc. ("GSI"), Bulldog Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of GSI, and Innotrac Corporation, a Georgia corporation ("Innotrac"), entered into a Termination Agreement to terminate their previously announced Agreement and Plan of Merger dated as of October 5, 2008 ("Merger Agreement") pursuant to the mutual termination provision and without penalty to either party. The Termination Agreement also contains a mutual release of the parties with respect to claims arising out of the Merger Agreement and any agreements entered into in connection with the Merger Agreement. GSI filed a Current Report on Form 8-K on October 6, 2008 reporting its entering into the Merger Agreement and describing the terms thereof and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 29, 2009, GSI and Innotrac issued a joint press release announcing that that they had mutually agreed to terminate the Merger Agreement based on current prevailing market valuations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

10.1 Termination Agreement, dated as of January 28, 2009, by and among GSI Commerce, Inc., Bulldog Acquisition Corp. and Innotrac Corporation.

99.1 Press Release issued by GSI Commerce, Inc. and Innotrac Corporation dated January 29, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

January 29, 2009	By:	/s/ Arthur H. Miller

Name: Arthur H. Miller
Title: Executive Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Termination Agreement, dated as of January 28, 2009, by and among GSI Commerce, Inc., Bulldog Acquisition Corp. and Innotrac Corporation.
99.1	Press Release issued by GSI Commerce, Inc. and Innotrac Corporation dated January 29, 2009.